UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BKV Corporation

(Exact name of registrant as specified in its charter)

Delaware	85-0886382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-268469

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of BKV Corporation, a Delaware corporation (the “Registrant”). A description of the Common Stock is set forth under “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-268469) under the Securities Act of 1933, as amended, initially filed with the Securities and Exchange Commission on November 18, 2022, as amended (the “Registration Statement”). Such information will also appear in the Registrant’s final prospectus that forms a part of the Registrant’s Registration Statement on Form S-1. Such prospectus, in the form in which it is so filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 25, 2024	BKV Corporation

	By:	/s/ Christopher P. Kalnin
Name: Christopher P. Kalnin
Title: Chief Executive Officer